UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 10, 2007

OPEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

514 Via De La Valle, Suite 200

Solana Beach, California  92075

(Address of principal executive offices, including zip code)

(858) 794-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of October 1, 2007, David P. Saltman was appointed by the board of directors of Open Energy Corporation (the “Company”) to replace the late Derek May as the Company’s Chairman of the Board of Directors. Mr. Saltman resigned from his position as President of the Company, but will retain his title of Chief Executive Officer, a position he has held since September 15, 2005.

Effective as of October 1, 2007, David A. Field was appointed by the Company’s board of directors to replace Mr. Saltman as President of the Company.  In connection with such appointment, Mr. Field will maintain his current position of Chief Operating Officer, a position he has held since June 7, 2007.  From 2005 through October 2006, Mr. Field served as Vice President of Clark Security Products.  In 2001 Mr. Field founded Clarus Energy Products where he served as President until 2004.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN ENERGY CORPORATION

By:	/s/ John E. Hart
John E. Hart General Counsel

Date:  October 10, 2007